As filed with the Securities and Exchange Commission on December 2, 1996


                                                      Registration No. 33-98486



                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

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                           GAME FINANCIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    MINNESOTA
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)


                                      7398
                          (PRIMARY STANDARD INDUSTRIAL
                           CLASSIFICATION CODE NUMBER)


                                   41-1684452
                                (I.R.S. EMPLOYER
                             IDENTIFICATION NUMBER)


                            13705 FIRST AVENUE NORTH
                          MINNEAPOLIS, MINNESOTA 55441
                            TELEPHONE: (612) 476-8500
                            FACSIMILE: (612) 476-8402
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                      INCLUDING AREA CODE, OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)


                            GARY A. DACHIS, PRESIDENT
                            13705 FIRST AVENUE NORTH
                          MINNEAPOLIS, MINNESOTA 55441
                            TELEPHONE: (612) 476-8500
                            FACSIMILE: (612) 476-8402
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                          COPIES OF COMMUNICATIONS TO:
                              ERIC O. MADSON, ESQ.
                           WINTHROP & WEINSTINE, P.A.
                            3000 DAIN BOSWORTH PLAZA
                              60 SOUTH SIXTH STREET
                          MINNEAPOLIS, MINNESOTA 55402
                            TELEPHONE: (612) 347-0700
                            FACSIMILE: (612) 347-0600



         Pursuant to Registration Statement No. 33-98486 on Form S-3 (the
"Registration Statement"), Game Financial Corporation, a Minnesota corporation
(the "Company"), registered 106,250 shares of its common stock, $.01 par value per share (the "Common Stock"), for sale by certain selling shareholders on a delayed or continuous basis pursuant to Rule 415. The Registration Statement was declared effective on March 29, 1996. Pursuant to a five-for-four stock split effected as a 25% stock dividend on June 21, 1996, the number of shares covered by the Registration Statement was increased to 132,813 shares.

         From March 29, 1996, through the November 25, 1996, an aggregate of
110,976 shares have been sold pursuant to the Registration Statement. At
November 25, 1996, an aggregate of 21,837 shares covered by the Registration
Statement remain unsold.

         The Company hereby terminates the Registration Statement. Pursuant to undertakings contained in the Registration Statement, the Company hereby removes from registration all the 21,837 shares of Common Stock covered by the Registration Statement which have not been sold.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, in the City of Minneapolis, State of Minnesota, on December 2, 1996.


                                  GAME FINANCIAL CORPORATION



                                  By  /s/ Gary A. Dachis
                                           Gary A. Dachis
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

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

SIGNATURE                                      TITLE                                        DATE



 /s/ Gary A. Dachis                            Chief Executive Officer, President           December 2, 1996
--------------------------------------------   (Principal Executive Officer)
Gary A. Dachis                                 and Director

                      *                        Vice President Information                   December 2, 1996
--------------------------------------------   Systems and Development, and
Stephen P. Weisbrod                            Director


                      *                        Vice President Finance and                   December 2, 1996
--------------------------------------------   Chief Financial Officer
Jeffrey L. Ringer                              (Principal Financial and
                                               Accounting Officer)

                      *                        Director                                     December 2, 1996
--------------------------------------------
Paul H. Ravich


* By  /s/ Gary A. Dachis                                                                    December 2, 1996
     ---------------------------------------
         Gary A. Dachis
         Attorney-in-Fact

